
                                              EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                        Smith Barney Fund Management LLC is an investment adviser in accordance with Section 240.13d-1(b) (1)(ii)(E).


                      Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiary which acquired the security holdings reported in this Schedule 13G.


                    Date: June 9, 2005


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary